THE DREYFUS FAMILY OF FUNDS
(General Family of Funds)

Rule 18f-3 Plan

Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), requires that the Board of an investment company desiring to offer multiple classes pursuant to said Rule adopt a plan setting forth the separate arrangement and expense allocation of each class, and any related conversion features or exchange privileges.

The Board, including a majority of the non-interested Board members, of each of the investment companies, or series thereof, listed on Schedule A attached hereto (each, a "Fund") which desires to offer multiple classes has determined that the following plan is in the best interests of each class individually and the Fund as a whole:

1. **Class Designation:** Fund shares shall be divided into Class A and Class B.

2. **Differences in Services:** The services offered to shareholders of each Class shall be similar, except for certain services provided to each Class pursuant to separate plans adopted by the Fund's Board.

3. **Differences in Distribution Arrangements:** Shares of each Class shall be offered at net asset value.

Class A shares of each Fund listed on Schedule B attached hereto shall be subject to payments for distributing Class A shares and servicing shareholder accounts at the annual rate of up to .20% of the value of the average daily net assets of Class A pursuant to a Service Plan adopted in accordance with Rule 12b-1 under the 1940 Act.

Class B shares of each Fund shall be subject to payments for distributing such shares at the annual rate of up to .20% of the value of the average daily net assets of Class B, pursuant to a Distribution Plan adopted in accordance with Rule 12b-1 under the 1940 Act. Class B shares shall be charged directly for sub-accounting services at the annual rate of .05% of the value of the average daily net assets of Class B.

Each Class of shares shall be subject to a separate Shareholder Services Plan. Under the respective Shareholder Services Plan, Class A shares shall be subject to payments in an amount not to exceed an annual rate of .25% of the value of the average daily net assets of Class A, and Class B shares shall be subject to a service fee at the annual rate of .25% of the value of the average daily net assets of Class B. The fee payable pursuant to each Shareholder Services Plan is intended to be a "service fee" as defined under the Conduct Rules of the National Association of Securities Dealers, Inc.

4. **Expense Allocation:** The following expenses shall be allocated, to the extent practicable, on a Class-by-Class basis: (a) fees under the Service Plan, if any, Distribution Plans and Shareholder Services Plans; (b) printing and postage expenses related to preparing and distributing materials, such as shareholder reports, prospectuses and proxies, to current shareholders of a specific Class; (c) Securities and Exchange Commission and Blue Sky registration fees incurred by a specific Class; (d) the expense of administrative personnel and services as required to support the shareholders of a specific Class; (e) litigation or other legal expenses relating solely to a specific Class; (f) transfer agent fees identified by the Fund's transfer agent as being attributable to a specific Class; and (g) Board members' fees incurred as a result of issues relating to a specific Class.

5. **Exchange Privileges:** Shares of Class A and Class B shall be exchangeable only for shares of certain other investment companies specified from time to time.

Dated: July 19, 1995
Amended as of: July 10, 2006

SCHEDULE A

General California Municipal Money Market Fund
  Class A
  Class B
General Government Securities Money Market Funds, Inc.
--General Government Securities Money Market Fund
  Class A
  Class B
--General Treasury Prime Money Market Fund
  Class A
  Class B
General Money Market Fund, Inc.
  Class A
  Class B
General Municipal Money Market Funds, Inc.
--General Municipal Money Market Fund
  Class A
  Class B
General New York Municipal Money Market Fund
  Class A
  Class B

SCHEDULE B

General Government Securities Money Market Funds, Inc.
--General Government Securities Money Market Fund
--General Treasury Prime Money Market Fund
General Money Market Fund, Inc.